Exhibit 10.44

NOTICE: This Plan document will need to be amended before December 31, 2005 to comply with American Jobs Creation Act (“Act”). The Treasury Department is expected to issue additional guidance with respect to the Act. Although plan amendments are not yet required, the Plan must be operated in good faith compliance with the Act.

The FutureCompSM Service

Non-Qualified Deferred Compensation Plan

I. Plan Document

II. Plan Adoption Agreement

The FutureComSM Service

Instructions:

To ensure that your service has been properly established, please:

•	Fill in your company’s selections in the Adoption Agreement beginning on page 19 of this document.

•	Be sure that an authorized person signs the Adoption Agreement on page 28 in the presence of a witness.

•	Have your Plan Administrator retain the completed Plan Document and Adoption Agreement.

Merrill Lynch Non-Qualified Deferred Compensation Plan

Article I – Introduction

1.1 Purpose of Plan

The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of Compensation.

1.2 Status of Plan

The Plan is intended to be “a plan that is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

Article 2 – Definitions

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1	Account means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2	Adoption Agreement means The Merrill Lynch Nonqualified Deferred Compensation Plan Adoption Agreement, which shall be incorporated herein, signed by the Employer to establish the Plan and containing all the options selected by the Employer, as the same may be amended from time to time.

2.3	Change of Control means the occurrence of any of the following:

(a)	The acquisition by any person, entity or “group” within the meaning of section 13(d)(3) or section 14(d)(2) of the Securities Exchange Act of 1934 (excluding for this purpose, any employee benefit plan of the Employer or any of its “subsidiaries” which acquire beneficial ownership of voting securities of the company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of either the then outstanding shares of stock or the combined voting power of the then outstanding voting securities of the company, in one transaction or a series of transactions; or

(b)	individuals who, as of the effective date of this Plan, constituted the Board of Directors (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board of Directors without the affirmative consent and approval of the Continuing Directors, provided that any person becoming a director of the company subsequent to the effective date of this Plan whose election, or nomination for election by the shareholders of the company, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of the company, as such terms are used in Rule 14a-l 1 of Regulation 14A under the Securities Exchange Act of 1934) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

(c)	(i) the occurrence of a merger, consolidation or reorganization of the company in which, as a consequence of the transaction, no affirmative consent and approval of the Continuing Directors is obtained, and either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or “group,” within the meaning of section 13(d)(3) or section 14(d)(2) of the Securities Exchange Act of 1934, controls fifty percent (50%) or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the company (at least eighty percent (80%)); or (iii) the adoption by the company of a plan for its liquidation or dissolution; and

(d)	for purposes of this definition of the term “Change of Control” the “subsidiary” shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Employer.

2.4	Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.5	Compensation has the meaning elected by the Employer in the Adoption Agreement.

2.6	Effective Date means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

2.7	Election Form means the participation election form as approved and prescribed by the Plan Administrator.

2.8	Elective Deferral means the portion of Compensation that is deferred by a Participant under Section 4.1.

2.9	Eligible Employee means, on the Effective Date or on any Entry Date thereafter, each employee of the employer who satisfies the criteria established in the Adoption Agreement.

2.10	Employer means the employer referred to in the Adoption Agreement, any successor to all or a major portion of the Employer’s assets or business that assumes the obligations of the Employer, and each other entity that is affiliated with the Employer, which adopts the Plan with the consent of the Employer, provided that the Employer that signs the Adoption Agreement shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.11	ERISA means the Employee Retirement Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.12	Incentive Contribution means a discretionary additional contribution made by the Employer as described in Section 4.3.

2.13	Insolvent means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.14	Matching Deferral means a deferral for the benefit of a Participant as described in Section 4.2.

2.15	Participant means any individual who participates in the Plan in accordance with Article 3.

2.16	Plan means the Employer’s plan in the form of the Merrill Lynch Nonqualified Deferred Compensation Plan and the Adoption Agreement and all amendments thereto.

2.17	Plan Administrator means the person, persons or entity designated by the Employer in the Adoption Agreement to administer the Plan and to serve as the agent for “Company” with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

2.18	Plan Year means the 12-month period chosen in the Adoption Agreement.

2.19	Retirement Age means the retirement age chosen in the Adoption Agreement.

2.20	Total and Permanent Disability means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12-months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

2.21	Trust means the Trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.22	Trustee means the trustee or trustees under the Trust.

2.23	Year of Service means the computation period and service requirement elected in the Adoption Agreement.

Article 3 – Participation

3.1 Commencement of Participation

Any individual who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1. Any individual who is not already a Participant and whose Account is credited with an Incentive Contribution shall become a Participant as of the date such amount is credited.

3.2 Continued Participation

Except as otherwise provided herein, a Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account. The Employer may, however, determine at any time that a Participant is no longer eligible to elect to defer part of his or her Compensation in accordance with Section 4.1. The Employer may also determine that a Participant is not eligible for the credits for Matching Deferrals in accordance with Section 4.2 or for Incentive amounts in accordance with Section 4.3 for any Plan Year at any time before such credits have actually been made.

Article 4 – Elective and Matching Deferrals

4.1 Elective Deferrals

An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any Eligible Employee who has not otherwise initially elected to defer Compensation in accordance with this Section 4.1 may elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. A Participant’s Compensation shall be reduced in accordance with the Participant’s election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant’s Account as of the date the amounts are received by the Trustee. An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).

4.2 Matching Deferral Amounts

For each eligible Participant in the Plan, as of the end of each payroll period, calendar month, calendar quarter, or calendar year as determined by the Employer and specified in the Adoption Agreement (the “determination period”), the Employer shall contribute to the Trust an amount, calculated at the end of the determination period specified by the Employer, equal to the product of: (i) the rate of the Matching Deferral amount specified by the Employer in the Adoption Agreement, and (ii) the amount of the Elective Deferrals credited to the Account of the Participant for such determination period pursuant to Section 4.1. The Matching Deferral amount will be credited to the Account of the Participant as of the later of: (i) the date on which the Trustee receives the contribution made by the Employer equal to the Matching Deferral amount credited to the Account of the Participant, or (ii) the date on which the Trustee receives from the Plan Administrator such instructions as the Trustee may reasonably require to allocate the contribution received from the Employer among the asset accounts maintained by the Trustee in a pro rata fashion based on the allocation of Elective Deferral amounts of the Participant, which are taken into account in calculating the Matching Deferral amount.

4.3 Incentive Amounts

In addition to any amounts which may be credited to the Account of a Participant pursuant to Sections 4.1 and 4.2 for any year, the Employer may, in its sole and absolute discretion, at any time and from time to time determine to credit the Account of a Participant with an amount determined by the Employer in its sole and absolute discretion. Such amount shall be authorized for such purpose or purposes as the Employer may deem appropriate and shall be subject to such terms and conditions as the Employer may determine in its sole and absolute discretion. For example, the Employer may credit an amount to the Account of a Participant and condition the credit of that amount and any adjustment of that amount upon the Participant remaining employed by the Employer for an additional specified period of time. The terms and conditions specified by the Employer shall supersede any other provision of this Plan with respect to the crediting of such incentive amounts to the Account of a Participant and shall be reflected in an attachment to the Adoption Agreement, provided, however, that if the Employer does not specify a method of distribution, the incentive amount and any adjustments to such amount based upon the measuring investments shall be distributed in a manner consistent with the election last made and in effect by the Participant made prior to the beginning of the calendar year for which the incentive amount is credited to the Account of the Participant. The Employer, in its sole and absolute discretion, may permit the Participant to designate a distribution schedule for a particular incentive amount provided that such designation is made prior to the beginning of the calendar year for which the incentive amount is credited to the Account of the Participant.

Article 5 – Accounts

5.1 Accounts

The Plan Administrator shall establish an Account for each participant reflecting Elective Deferrals, Matching Deferrals and discretionary Incentive amounts made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant’s

Account. The Plan Administrator shall establish sub-accounts for each Participant who has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2 Deemed Investments

Subject to the elections made by the Employer in the Adoption Agreement, for purposes of measuring the value of the benefit that may be payable to or with respect to a Participant under the Plan, such value may be determined taking into account Participant-directed deemed investment elections made in accordance with the terms and conditions of this Section 5.2.

(a)	For purposes of measuring the amounts to be credited (or debited) to a Participant’s Account, a Participant or the Participant’s investment advisor may select, from the investment options or other investment media selected by the Plan Administrator and approved by the Employer, the investments in which all or part of his or her Account shall be deemed to be invested. In no event shall any Participant be entitled to have any such investments made other than on a deemed basis. The Accounts maintained pursuant to this Plan are for bookkeeping purposes only, and neither the Employer nor the Trustee is under any obligation to invest any amounts credited to such Accounts.

(b)	The Participant or the Participant’s investment advisor shall make an investment designation (on the Election Form used to elect to defer Compensation under Section 4.1 or in such other manner as specified by the Plan Administrator or the Employer) which shall remain effective until another valid direction has been made by Participant or the Participant’s investment advisor. The Participant or the Participant’s investment advisor may amend the Participant’s investment designation at such times and in such manner as prescribed by the Plan Administrator. A timely change to the Participant’s investment designation shall become effective as soon as administratively practicable in accordance with procedures established by the Plan Administrator. The investment options or investment media deemed to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant’s Account that may be deemed to be invested in any particular option or investment, shall be the same as from time to time communicated to the Participant by the Plan Administrator.

(c)	The Participant’s appointment of an investment advisor to act on his or her behalf under subsection (a) shall not be effective until the Participant notifies the Employer of such appointment in a manner acceptable to the Employer. The removal of any Participant’s investment advisor shall not be effective until the participant notifies the Employer of the removal in a manner acceptable to the Employer.

(d)	The Trustee shall invest assets of the Trust in accordance with the terms and provisions of the trust agreement that establishes and governs the Trust.

5.3 Hypothetical Accounts

The Accounts (and any sub-accounts) established under this Plan for Participants and their Beneficiaries shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (sub-accounts or any accounts established under this Plan) shall be required to hold any actual funds or assets.

Article 6 – Vesting

6.1 Vested Benefit

The term “vested” shall mean the Participant’s non-forfeitable interest in the benefit described under the Plan which may be payable to or with respect to the Participant in accordance with and subject to the terms of the Plan. Except as otherwise specifically provided in the Plan and subject to earlier “vesting” in accordance with Sections 6.3, 6.4 and 6.5 of the Plan, the amounts credited to the Account (or any sub-accounts) of each Participant shall be “vested” as follows:

(a)	the amounts credited to the Account of each Participant attributable to Elective Deferrals, as adjusted based upon the measuring investments, shall be one hundred percent (100%) vested at all times;

(b)	the amounts credited to the Account of each Participant attributable to Matching Deferral amounts, as adjusted based upon the measuring investments, shall be vested in accordance with the schedule selected by the Employer in the Adoption Agreement;

(c)	the amounts credited to the Account of each Participant attributable to discretionary Incentive amounts, as adjusted based upon the measuring investments, shall be vested in accordance with the schedule selected by the Employer in the Adoption Agreement.

6.2 Vesting Service

For purposes of applying the vesting schedule in the Adoption Agreement, a Participant shall be considered to have completed a Year of Service for each complete year of full-time service with the Employer or an Affiliate, measured from the Participant’s first date of such employment unless the Employer also maintains a section 401(k) plan that is qualified under section 401(a) of the Internal Revenue Code in which the Participant participates, in which case the rules governing vesting service under that plan shall also be controlling under this Plan.

6.3 Change of Control

Notwithstanding any provision in the Plan to the contrary, all amounts credited to the Account (and any sub-accounts) of each Participant attributable to Matching Deferral amounts and any discretionary Incentive amounts, as adjusted based upon the measuring investments, shall be one hundred percent (100%) “vested,” as that term is defined in Section 6.1 of the Plan, immediately prior to a Change of Control of the Employer.

6.4 Death or Disability

Notwithstanding any provision in the Plan to the contrary, all amounts credited to the Account (and any sub-accounts) of each Participant attributable to Matching Deferral amounts and any discretionary Incentive amounts, as adjusted based upon the measuring investments, shall be one hundred percent

(100%) “vested,” as that term is defined in Section 6.1 of the Plan, immediately prior to the termination of the Participant’s employment by reason of the Participant’s death or Total and Permanent Disability. Whether a Participant’s termination of employment is by reason of the Participant’s Total and Permanent Disability shall be determined by the Plan Administrator in its sole and absolute discretion.

6.5 Insolvency

Notwithstanding any provision in the Plan to the contrary, all amounts credited to the Account (and any sub-accounts) of each Participant attributable to Matching Deferral amounts and any discretionary Incentive amounts, as adjusted based upon the measuring investments, shall be one hundred percent (100%) “vested,” as that term is defined in Section 6.1 of the Plan, immediately prior to the Employer becoming Insolvent, in which event the Participant shall have the same rights and interest in such amounts so credited to his or her Account (and any sub-accounts) as a general unsecured creditor of the Employer.

Article 7 – Payments

7.1 Election as to Time and Form of Payment

A Participant shall elect (on the Election Form used to elect to defer Compensation under Section 4.1 of the Plan) the specified date or fixed schedule at which or pursuant to which the amounts credited to the Account of the Participant attributable to Elective Deferrals, Matching Deferral amounts and any discretionary Incentive amounts (as adjusted based upon the measuring investments) will be payable to or on behalf of the Participant. The Participant shall also elect on such Election Form the form of the benefit payable to the Participant which shall include:

(a)	a single lump-sum payment; or

(b)	annual installment payments over a period elected by the Participant not to exceed fifteen (15) annual installment payments, with each annual installment payment determined by multiplying the balance of the amount payable to the Participant with respect to the Account (and any sub-accounts) determined as of the date of distribution, by a fraction with one (1) as the numerator and the number of annual installment payments remaining to be paid as the denominator.

Each such election will be effective for the Plan Year for which it is made and each succeeding Plan Year, unless an effective election is made by the Participant to change the form of distribution. An election to change the form of distribution shall be effective only with respect to Elective Deferrals, Matching Deferral amounts, and discretionary Incentive amounts credited to the Account of the Participant for the Plan Year following the Plan Year in which the Election Form containing the change is filed with the Plan Administrator. Except as provided in Sections 7.2, 7.3, 7.4,7.5 and 7.8, payment of amounts credited to the Account of the Participant shall be made in accordance with the elections made by the Participant under this Section 7.1.

7.2 Change of Control

Subject to the limitations of Section 7.8 of the Plan regarding the application of section 280G of the Code, as soon as possible following a Change of Control of the Employer, each Participant shall be paid his or her entire Account balance (including any amount vested pursuant to Section 6.3) in a single lump sum.

7.3 Termination of Employment

Upon termination of a Participant’s employment for any reason other than death and prior to the attainment of the Retirement Age specified in the Adoption Agreement, the vested portion of the Participant’s Account (including any portion vested pursuant to Section 6.4 as a consequence of the Participant’s Total and Permanent Disability) shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination; provided, however, that the Plan Administrator, in its sole discretion, may payout a Participant’s Account balance in annual installments if the Participant’s employment terminates by reason of the Participant’s Total and Permanent Disability.

7.4 Death

If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant’s designated beneficiary or beneficiaries, in the form elected by the Participant under either of the following options:

(a)	a single lump-sum payment; or,

(b)	annual installments over a period elected by the Participant up to fifteen (15) years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

Any designation of beneficiary and form of payment of such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate.

7.5 Unforeseeable Emergency

If a Participant experiences an “unforeseeable emergency,” as that term is defined in this Section 7.5, the Participant may make a request to the Plan Administrator, by submitting a form or otherwise evidencing such request by a telephonic or an electronic method acceptable to the Plan Administrator, to receive a distribution of all or a portion of the “vested” (as that term is defined in Section 6.1 of the Plan) amounts allocated to the Account of the Participant in accordance with the provisions and requirements of this Section 7.5.

(a)	Except as otherwise provided herein, a request by a Participant will be considered by the Plan Administrator only if the Participant has obtained all distributions, including hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all qualified and other nonqualified plans of deferred compensation maintained by the Employer. If an Unforeseeable Emergency is determined to have occurred under this Plan and under a qualified plan with respect to which a distribution may be made, the request for a distribution under this Section 7.5 shall be considered first based upon compliance with the requirements of Section 1.401(k)-l(d) of the Treasury Regulations regarding hardship distributions.

(b)	The amount distributed with respect to an emergency shall not exceed the lesser of: (i) the “vested” amounts allocated to the Account of the Participant calculated as if the Participant were receiving a distribution based upon a Termination of Employment, or (ii) the amount necessary to satisfy such emergency plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution.

(c)	The amount distributed with respect to an emergency shall be determined after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the assets of the Participant (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)	If, subject to the sole and absolute discretion of the Plan Administrator, the request for such a distribution is approved, the Elective Deferrals of the Participant under Section 4.1 will immediately terminate, and the distribution shall be made in the form of a lump sum payment as soon as practicable after the end of the calendar month in which the date occurs of the approval by the Plan Administrator. The Participant may not again elect to defer compensation under Section 4.1 until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution.

(e)	For purposes of this Section 7.5, an “unforeseeable emergency” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant. Whether a Participant is faced with an unforeseeable emergency which may permit a distribution to be made under this Section 7.5 is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of an unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of Elective Deferrals under the Plan.

7.6 Forfeiture of Non-Vested Amounts

To the extent that any amounts credited to a Participant’s Account are not vested at the time such amounts are otherwise payable under Section 7.1 or Section 7.3, such amounts shall be forfeited and shall be used to satisfy the Employer’s obligation to make contributions to the Trust under the Plan.

7.7 Taxes

All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

7.8 Limitations Required Under Section 280G of the Code

Except as otherwise provided by written agreement between a Participant and the Employer, notwithstanding any provision in this Article 7 or the Plan to the contrary, the distribution of the amount credited to the Account of the Participant that would be determined to be an excess parachute payment by the Board of Directors and would cause the deduction limitations of section 280G of the Code to become effective shall be deferred for a period not to exceed three (3) years. In the event that the distribution of any portion credited to the Account of a Participant is so deferred pursuant to such determination, the Participant may request independent verification of the calculations of the Board of Directors with respect to the application of section 280G of the Code. In such case, the Board of Directors must provide to the Participant within thirty (30) business days of such request an opinion from a national accounting firm selected by the Participant, to the effect that, in the opinion of that accounting firm, it is necessary to defer the distribution of such amount to avoid the limits of section 280G of the Code, and containing supporting calculations, or, in the absence of such an opinion, shall cause the relevant portion of the amount credited to the Account of the Participant to be distributed in accordance with the terms of the Plan without regard to this Section 7.8. The cost of such opinion shall be paid for by the Employer.

7.9 Distributions as a Result of Tax Determination

Notwithstanding any provision in the Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that any amounts credited to the Account (or any sub-accounts) of a Participant under the Plan or Trust are includable in the gross income of the Participant and subject to tax, the Plan Administrator may, in its sole and absolute discretion, permit a lump sum distribution of an amount equal to the amount determined to be includable in the gross income of the Participant.

Article 8 – Plan Administrator

8.1 Plan Administration and Interpretation

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2 Powers, Duties, Rules and Procedures

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3 Information

In order to enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such pertinent facts as the Plan Administrator may require.

8.4 Indemnification of Plan Administrator

The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

8.5 Operation of Plan and Claims Procedures

The Employer shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Employer shall be responsible for the expenses incurred in the administration of the Plan. The Employer shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Employer shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employer with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Employer.

(a)	It is the intent of the Employer that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Employer. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of benefits payable under the Plan on a form acceptable to the Employer. If for any reason a claim for payments under the Plan is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(i)	the claimant’s claim shall be deemed to be filed when presented orally or in writing to the Claims Manager;

(ii)	the Claims Manager’s explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

(b)	The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c)	The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant’s request for review of the claimant’s claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 8.5.

(d)	Any review of an appeal of a determination with respect to the Participant’s Total and Permanent Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the Participant’s Total and Permanent Disability. The forty-five (45) day period may be extended by thirty (30) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the Participant’s claim of Total and Permanent Disability. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial forty-five (45) day period.

(e)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(f)	To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Employer within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(g)	The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(i)	no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(ii)	in any such legal action all explicit and all implicit determinations by the Employer (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h)	No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(i)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(ii)	six (6) months after the claimant has exhausted the claim and review procedure.

(i)	Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

Article 9 – Amendment and Termination

9.1 Amendments

The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer’s behalf by its duly authorized officer.

9.2 Termination of Plan

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible ‘Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employers behalf by its duly authorized officer. Upon termination of the Plan, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or

(b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and non-forfeitable. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with Employer prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Employer.

9.3 Existing Rights

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

Article 10 – Miscellaneous

10.1 Unfunded and Unsecured

The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the ERISA, and no provision shall at any time be required with respect to segregating assets of the Employer for payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the general assets of the Employer and available to the general creditors in the event the Employer becomes Insolvent. The Employer shall promptly notify the Trustee and the applicable Participants of such Insolvency. No Participant or any other person shall have any interests in any particular assets of the Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive a benefit under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by the Employer for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by the Employer or any other person or entity that any funds in Trust or the assets of the Employer will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms and conditions of the Plan.

10.2 Non-Assignability

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

10.3 Limitation of Participants’ Rights

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4 Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits.

10.5 Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6 Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the state in which the Employer maintains its primary place of business. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7 Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

Merrill Lynch Non-Qualified Deferred Compensation Plan

Adoption Agreement

Please complete the information requested in the Adoption Agreement to establish the specific provisions of your plan. This document and the Merrill Lynch Nonqualified Deferred Compensation Plan document govern the rights of Plan participants and should, therefore, be disclosed to participants and retained as part of your permanent records.

1. Employer Information

A.	Name of Plan: Monogram Deferred Compensation Plan

B.	Name and address of employer sponsoring the Plan:

(Please provide employer’s business name)

Monogram Biosciences Inc.
Business Name

345 Oyster Point Blvd
Address

South San Francisco	CA	94080
City	State	Zip Code

C.	Provide employer’s primary contact for the Plan and telephone and fax numbers. Also include the employer’s tax identification number.

Patty Wray	VP, Human Resources
Primary Contact	Title

650-866-7404
Telephone Number	Fax Number

94-3234479
Employer Tax Identification Number (TIN)

D. Give the first day of the 12-month period for which the employer pays taxes:	1/01	.
(Jan 1st)

RECEIVED
NOV 10 2006

By

2. Plan Information

A.	What is the effective date of the Plan? January 1, 2007

B.	Plan Year End. Dec. 31st

Your “Plan Year” is the 12-consecutive month period for which you credit elective and matching deferrals and keep Plan records. Enter the last day of your Plan Year. For example, if you use the calendar year as your Plan Year, enter “December 31.” If you use a different 12-month period – for instance, if your business is on a fiscal year calendar – enter the last day of your fiscal year, e.g., “July 31.”

3. Eligible Employees

The following persons or classes of persons shall be Participants (enter the names or positions of individuals eligible to participate or the criteria used to identify Participants; e.g., “Those key employees of the Company selected by the Compensation Committee of the Board of Directors”).

Participants shall include members of the Board of Directors, corporate officers, Senior Directors, or positions determined to be equivalent to the senior Director level

RECEIVED
NOV 10 2006

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4. Compensation

Compensation is used to determine the amount of Elective Deferrals a Participant can elect. Compensation under the Plan is defined as (select one):

☐	The Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or an Affiliate to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under section 1.415-2(d)(3) of the Treasury Regulations.

☐	The regular or base salary payable to the individual by the Employer or an Affiliate, excluding commissions and bonuses.

☒	The cash compensation payable to the individual by the Employer or an Affiliate, including any commissions and bonuses.

☐	The cash bonuses payable to the individual by the Employer or an Affiliate. For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts that are not included in the participant’s gross income under Code section 125, 401(k), 402(h) or 403(b).

RECEIVED
NOV 10 2006

By

5. Contributions

A.	Elective Deferrals. Participants may elect to reduce their Compensation and to have Elective Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year for later Plan Years as described in the Plan), but no Participant may defer more than 100% (1% to 100%) of his or her Compensation for a Plan Year.

B.	Matching Deferrals. If the Employer elects to match Elective Deferrals, you must specify the determination period for which the Matching Deferral amounts are to be contributed to the Trust, specify the matching rate and indicate the amount of the Participant’s Elective Deferral that will be matched. You may also elect to decide each year whether Matching Deferrals will be made and, if so, what that year’s matching rate will be. For example, the Employer may decide to credit a Matching Deferral of, for example, 50 cents for each dollar of a Participant’s Elective Deferrals, but limit the match to the first 5% of Compensation deferred by the Participant. If you want to set a maximum dollar amount on the amount of Elective Deferrals that will be matched, insert the dollar amount and interval over which that amount is to be measured. For example you could say that you will not match Elective Deferrals in excess of $1,000 per month. Matching Deferrals can be made after each payroll period, monthly, quarterly or annually, at the Employer’s discretion. Matching Deferrals will be subject to the vesting schedule selected in Item 6A.

Select One:

☐	No Matching Deferrals will be credited.

☐	The Employer will contribute to the Trust a Matching Deferral amount as determined in this Item 5B as of the end of each payroll period, each calendar month, each calendar quarter, or each calendar year. The Employer will credit Matching Deferrals for each Participant equal to % of the first % of the Participant’s Compensation which is elected as an Elective Deferral, but no Matching Deferral will be made on Elective Deferrals in excess of $ per (specify time period if applicable).

☒	The Employer will decide from year to year whether Matching Deferrals will be made and will notify Participants annually of the manner in which Matching Deferrals will be calculated for the subsequent year.

C.	Discretionary Incentive Amounts. The Employer may at any time and from time to time determine to credit the Account of a Participant with an amount determined by the Employer in its sole and absolute discretion if the Employer elects to do so in this Item 5C. If an affirmative election is made in this Item 5C, the purpose or purposes for authorizing a discretionary Incentive amount to be credited to an Account of a Participant, the amount to be so credited, the terms and conditions, if any, that may apply with respect to the crediting of such amount, the “vesting” (as that term is defined in Section 6.1 of the Plan) schedule that may apply with respect to the amount so credited, and the manner in which such amount so credited shall be distributed shall be reflected in an attachment to this Adoption Agreement.

The Employer hereby elects to be able to determine to credit the Account of a Participant with a discretionary Incentive amount pursuant to and in accordance with Section 4.3 of the Plan and this Item 5C:

☒  Yes            ☐  No

RECEIVED
NOV 10 2006

By

6. Vesting of Matching Deferrals and Discretionary Incentive Amounts

A. Vesting Schedule for Matching Deferrals.

Indicate how the portion of a Participant’s Account attributable to Matching Deferrals is to vest by selecting one of the following six vesting schedules:

The following three options base the vesting of Matching Deferrals on a participant’s Years of Service under the Plan:

☒	100% immediate.

☐	100% after Years of Service.

☐	20% after Years of Service and an additional 20% for each year thereafter.

The following two options base the vesting of Matching Deferrals on a Participant’s Years of Service under the Plan performed after the Plan Year in which Matching Deferrals are credited (CLASS YEAR VESTING):

☐	For Matching Deferrals in a given Plan Year, 100% after Years of Service performed beginning after the last day of the Plan Year in which the Matching Deferrals are credited.

☐	For Matching Deferrals in a given Plan Year, 20% per Year of Service performed beginning after the last day of the Plan Year in which the Matching Deferrals are credited.

☒	Other vesting schedule. (specify): 100%

RECEIVED
NOV 10 2006

By

B. Vesting Schedule for Discretionary Incentive Amounts.

Indicate how the portion of a Participant’s Account attributable to Discretionary Incentive Amounts is to vest.

Unless otherwise specified by the Employer at the time a Discretionary Incentive Amount is made, Discretionary Incentive Amounts vest in accordance with the following schedule (select one):

The following three options base the vesting of Discretionary Incentive Amounts on a participant’s Years of Service under the Plan

☐	100% immediate.

☐	100% after Years of Service.

☐	20% after Years of Service and an additional 20% for each year thereafter.

The following two options base the vesting of Discretionary Incentive Amounts on a Participant’s Years of Service under the Plan performed after the Plan Year in which Discretionary Incentive Amounts are credited (class year vesting):

☐	For Discretionary Incentive Amounts in a given Plan Year, 100% after Years of Service performed beginning after the last day of the Plan Year in which the Discretionary Incentive Amounts are credited.

☐	For Discretionary Incentive Amounts in a given Plan Year, 20% per Year of Service performed beginning after the last day of the Plan Year in which the Discretionary Incentive Amounts are credited.

☒	Other vesting schedule. (specify): To be determined by Board of Directors at the time of discretionary award

RECEIVED
NOV 10 2006

By

C. Vesting Service.

Indicate whether you will give credit for vesting service for time spent with a predecessor employer, and if so, specify the maximum number of years and the type of predecessor service for which credit will be given. For vesting purposes (select one):

☒	Service with a predecessor employer will not be considered.

☐	Service (up to a maximum of years) with the following employer(s) will be considered:

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

7. Accounts

If it is desired that the Trust assets be invested in accordance with Participants’ deemed investment elections, each Participant’s Account balance should be invested as a separate account. Otherwise, the Account balances of all Participants may be invested as a single fund (select one):

☒	Account balances are to be invested separately.

☐	Account balances are to be invested as a single fund.

8. Investments

Investment Direction. The Employer may direct the investment of Trust assets or direct the Trustee to invest Trust assets in accordance with Participants’ deemed investment elections (select one):

☐	Trust assets are to be invested in accordance with Participants’ deemed investment elections made in accordance with the terms of the Plan, until further notice from the Employer.

☐	Trust assets are to be invested in accordance with the Employer’s attached investment instructions, until further notice from the Employer.

RECEIVED
NOV 10 2006

By

9. Retirement Age

The Retirement Age under the Plan is age 59 1/2. A Participant terminating employment before Retirement Age for reasons other than death or Total and Permanent Disability will not be entitled to receive any installment payments elected on the Election Form.

10. Withdrawals on Account of Unforeseeable Emergency

The Employer may permit a Participant to request to receive a distribution of all or a portion of the “vested” amounts allocated to the Account of the Participant in accordance with the provisions and requirements of Section 7.5 of the Plan and this Item 10 if the Employer affirmatively elects to permit such distributions in this Item 10.

The Employer hereby elects to permit withdrawals by a Participant of all or a portion of the “vested” amounts allocated to the Account of the Participant in the event of an “unforeseeable emergency” under the terms of the Plan:

☒  Yes            ☐  No

If the Employer elects to permit distributions in the event of an “unforeseeable emergency” (as that term is defined in Section 7.5 of the Plan), a request for such a distribution must be made by a Participant in accordance with the requirements of Section 7.5, if an unforeseeable emergency is determined to have occurred, the amount distributed to the Participant shall not exceed the maximum amount permitted in Section 7.5, and if an amount is so distributed, Elective Deferrals of the Participant will immediately terminate and the Participant may not again elect to defer compensation under Section 4.1 of the Plan until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution.

RECEIVED
NOV 10 2006

By

11. Administration

Plan Administrator. The Plan Administrator is legally responsible for the operation of the Plan, including:

•	Keeping track of which employees are eligible to participate in the Plan and the date each employee becomes eligible to participate.

•

Maintaining Participants’ Accounts, including all sub-accounts required for different contribution types and payment elections, and keeping track of all elections made by Participants under the Plan and any other relevant information.

•	Transmitting important communications to the Participants, and obtaining relevant information from Participants such as changes in investment selections.

•	Filing important reports required to be submitted to governmental agencies.

The Plan Administrator will be the person or persons identified below:

Alf Merriweather	Karen Lam	Patty Wray
Name	Name	Name

CFO	Assistant Controller	VP Human Resources
Title	Title	Title

RECEIVED
NOV 10 2006

By

12. Signatures

After reviewing the Adoption Agreement, enter the current date and the name of the Employer. The signature of the Employer or the person signing for the Employer must be witnessed. Note that the person signing for the Employer must be authorized to do so, such as by a resolution of the Employer’s board of directors or governing bylaws.

While the Merrill Lynch Nonqualified Deferred Compensation Plan, including this Adoption Agreement, has been designed in a manner to permit Participants to defer federal income tax on amounts credited to their accounts until the amounts are actually paid, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sponsor of this document, nor any of its affiliates (“Merrill Lynch”) provide any assurances of that result in the Employer’s particular situation or assume any responsibility in this regard. Please consult your tax advisor regarding the tax consequences of this Plan to you and your employees and the advisability of submitting this document to the Internal Revenue Service to obtain a ruling concerning those consequences. In addition, please consult your independent legal counsel with respect to securities law issues. By signing this Adoption Agreement, the Employer acknowledges that no representations or warranties as to the tax consequences to the Employer and Participants of the operation of this Plan have been made by Merrill Lynch.

NOTICE: This Plan document will need to be amended before December 31, 2005 to comply with American Jobs Creation Act (“Act”). The Treasury Department is expected to issue additional guidance with respect to the Act. Although plan amendments are not yet required, the Plan must be operated in good faith compliance with the Act.

Monogram Biosciences
Name of Employer (Print or Type)

Alfred Merriweather
By	WITNESS

/s/ Alfred Merriweather Authorized Signature	Signature

CFO
Print Name and Title	Print Name and Title

11/15/2006
Date	Date

RECEIVED
NOV 10 2006

By

The Merrill Lynch Non-Qualified Deferred Compensation Plan

Trust Agreement

TRUST UNDER:

Monogram Deferred Compensation Plan

«PlanName»

DEFERRED COMPENSATION PLAN

This Agreement is by and between Monogram Biosciences Inc. (the “Employer”) and Merrill Lynch Trust Company, FSB, (the “the Trustee”);

WHEREAS, the Employer has adopted the Non-Qualified Deferred Compensation Plan identified above.

WHEREAS, the Employer has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

WHEREAS, the Employer wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer’s creditors in the event of the Employer’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974.

WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment Of Trust

(a)	Deposit of Funds. The Employer hereby deposits with the Trustee in trust such cash and/or marketable securities, if any, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(b)	Irrevocability. The Trust hereby established shall be irrevocable.

(c)	Grantor Trust. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the internal Revenue Code of 1986, as amended, and shall be construed accordingly.

RECEIVED
NOV 10 2006

By

© January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Printed in the U.S.A Member, Securities Investor Protection Corporation(SIPC).

(d)	Trust Assets. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against The Employer. Any assets held by the Trust will be subject to the claims of the Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)	Additional Deposits. The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f)	Acceptance of Additional Deposits. The Trustee shall not be obligated to receive such cash and/or property unless prior thereto the Trustee has agreed that such cash and/or property is acceptable to the Trustee and the Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as the Trustee may require. The Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to the Trustee; (b) compute any amount to be deposited under the Plan to the Trustee; or (c) determine whether amounts received by the Trustee comply with the Plan. Assets of the Trust may, in the Trustee’s discretion, be held in an account with an affiliate of the Trustee.

Section 2. Payments To Plan Participants And Their Beneficiaries

(a)	Payment of Benefits by Trustee. With respect to each Plan participant, the Employer shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to the Trustee not more than thirty (30) business days nor fewer than fifteen (15) business days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer, it being understood between the parties hereto that (1) the Employer shall on a timely basis provide the Trustee specific information as to the amount of taxes to be withheld and (2) the Employer shall be obligated to receive such withheld taxes from the Trustee and properly pay and report such amounts to the appropriate taxing authorities.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

13

(b)	Entitlement to Benefits. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)	Payment of Benefits by Employer. The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. If the Employer determines to make a payment of a deferred compensation benefit directly to a participant or beneficiary as the benefit becomes payable to the participant or such participant’s beneficiary under the terms of the Plan, the Employer shall notify the Trustee of the decision to make payment of the benefit directly to the participant or the participant’s beneficiary prior to the time the benefit becomes payable to the participant or the participant’s beneficiary. The Employer shall provide written certification to the Trustee evidencing such payment, and may at that time or at a subsequent time request reimbursement from the Trustee of the amount of such payment. The Trustee, upon receipt of such written certification and such request, shall distribute such amount to the Employer. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient.

(d)	No Duty to Determine Sufficiency. The Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the assets held in the Trust.

Section 3. Trustee Responsibility Regarding Payments In The Event Of Insolvency

(a)	Insolvency. The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent. The Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	Notice of Insolvency. At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust, for which the Employer is treated as grantor and owner shall be subject to the claims of general creditors of the Employer under federal and state law as set forth below.

(i)	The Board of Directors and the Chief Executive Officer of the Employer (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform the Trustee in writing of the Insolvency of the Employer. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(ii)	Unless the Trustee has actual knowledge of the Insolvency of the Employer, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of the Employer as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of the Employer.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

14

(iii)	If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of the Employer. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

(iv)	The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

(c)	Amount of Payments after Insolvency. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that the Employer has given the Trustee the information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

(d)	Parent Assets after Insolvency. Notwithstanding the foregoing provisions of this Section 3, to the extent the parent company of Company, if any (“Parent”), contributes Parent stock or other assets to the Trust to satisfy Company’s obligations to the Plan participants and beneficiaries (“Parent Assets”), such Parent Assets are subject to claims of both Company’s general creditors and Parent’s general creditors.

Section 4. Payments To The Company

Except as provided in Section 2(c) and Section 3 hereof, since the Trust is irrevocable, in accordance with Section l(b) hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before the payment of all benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan and this Trust Agreement.

Section 5. Investment Authority

(a)	Investment of Principal and Interest. The Trustee shall invest and reinvest the principal and income of the Trust as directed by the Employer (including directions that the Trustee follow Plan participants’ deemed investment elections made in accordance with the terms of the Plan), which directions may be changed from time to time, all in accordance with procedures established by the Trustee. The Trustee may limit the categories of assets in which the Trust may be invested.

(b)	Voting Rights. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Employer, unless an investment adviser has been appointed pursuant to Section 5(d) and voting authority has been delegated to such investment adviser.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A

Member, Securities Investor Protection Corporation (SIPC).

15

(c)	Substitution of Assets. The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(d)	Appointment of Investment Manager. The Employer may appoint one or more investment managers, including any entities affiliated with the Trustee, who shall have the power to manage, acquire, or dispose of such portion of the assets of the Trust as the Employer shall determine subject to the following:

(i)	An investment manager shall act in accordance with the provisions of an investment management agreement entered into between it and the Employer, an executed copy of which investment management agreement shall be filed with the Trustee;

(ii)	Each such investment manager must be registered as an investment adviser under the Investment Advisers Act of 1940, and shall provide investment advice on a discretionary or nondiscretionary basis with respect to that portion of the assets of the Trust as the Employer shall specify from time to time by written direction(s) to the Trustee;

(iii)	The indicia of ownership of the assets of the Trust shall be held by the Trustee at all times;

(iv)	Any entity affiliated with the Trustee may act as broker or dealer to execute transactions, including the purchase of any securities directly distributed, underwritten, or issued by an entity affiliated with the Trustee, at standard commission rates, mark-ups or concessions, and to provide other management or investment services with respect to such trust, including the custody of assets;

(v)	Any direction provided to the Trustee by an investment manager shall be provided in writing or given orally and confirmed in writing, or by telephonic or electronic methods acceptable to the Trustee as soon as practicable. Alternatively, an investment manager may provide investment instructions directly to the broker or dealer and receipt by the Trustee of a confirmation of the transaction from the broker or dealer shall be conclusive evidence of such transactions. In either case, the Trustee shall have the authority within twenty-four (24) hours of receipt of such direction from the investment manager or confirmation of a transaction to instruct the investment manager to rescind the transaction if the Trustee determines that the investment is inconsistent with its operational or administrative requirements; and

(vi)	The Trustee may pay any such investment manager for any such services from the assets of the Trust without reduction for any fees or compensation paid to the Trustee for its services as trustee.

Notwithstanding any other provision of the Trust Agreement to the contrary, with respect to the investment of the assets of the Trust managed by an investment manager, the Trustee shall have only the duty to follow the directions of the investment manager and the Trustee shall not be liable to anyone:

(I)	for an act or omission of the investment manager with respect to the investment of such assets;

(II)	for failing to act with respect to the investment or reinvestment of such assets absent direction from the investment manager; or

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A. Member, Securities Investor Protection Corporation (SIPC).

16

(III)	for failing to invest, periodically review or otherwise deal with the investment of such assets.

In the event the Employer is Insolvent for purposes of Section 3 and the Employer fails to provide effective investment instructions to the Trustee as provided in Section 5(a), the Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of the Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

(e)	Powers of Trustee. Subject to Section 5(a), the Trustee, or the Trustee’s designee, is authorized and empowered:

(i)	To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

(ii)	To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

(iii)	To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

(iv)	To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

(v)	To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

(vi)	To settle, compromise or abandon all claims and demands in favor of or against the Trust;

(vii)	To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

(viii)	To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A

Member, Securities Investor Protection Corporation (SIPC).

17

(ix)	To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

Section 6. Additional Powers Of The Trustee

To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as the Trustee of the Trust, the Trustee shall have the following additional powers and authority:

(a)	To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

(b)	To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

(c)	To make, execute and deliver, as the Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

(d)	Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust.

Section 7. Disposition Of Income

During the term of this Trust Agreement, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8. Accounting By The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within ninety (90) calendar days following the close of each calendar year and within ninety (90) calendar days after removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee may satisfy its obligation under this Section 8 by rendering to the Employer monthly statements setting forth the information required by this Section separately for the month covered by the statement.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A

Member, Securities Investor Protection Corporation (SIPC).

18

Section 9. Responsibility And Indemnity of the Trustee

(a)	Standard of Conduct. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan and this Trust and is given in writing by the Employer or in such other manner prescribed by the Trustee. The Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Employer which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)	Indemnification of Trustee. The Employer hereby indemnifies the Trustee and each of its affiliates (collectively, the “Indemnified Parties”) against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys’ fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Employer or any designee of the Employer, or by reason of the Indemnified Party’s good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust. Trustee is authorized to prosecute or defend actions, suits, claims or proceedings for the protection of Trust assets and of the Trustee in the performance of the duties of the Trustee and to represent the Trust in all actions, suits, claims or proceedings. The Trustee shall have the authority to pay, contest or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is deemed uncollectible by the Trustee. Notwithstanding the foregoing, the Trustee may only pay or settle a claim assessed against the Trust by the Employer if it is compelled to do so by a final order of a court of competent jurisdiction which is not subject to appeal. The Employer agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto. The Employer’s obligations in the foregoing regard shall be satisfied promptly by the Employer, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly on request thereafter return to the Employer any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Employer.

(c)	Legal Counsel. The Trustee may consult with legal counsel (who may also be counsel for the Employer generally) with respect to any of its duties or obligations hereunder.

(d)	Other Advisers. The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A. Member, Securities Investor Protection Corporation (SIPC).

19

(e)	Authority of Trustee. The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)	Loan Against Insurance Policy. However, notwithstanding the provisions of Section 9(e) above, the Trustee may loan to the Employer the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g)	Limitation on Trustee. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 10. Compensation And Expenses Of The Trustee

The Trustee is authorized, unless otherwise agreed by the Trustee, to withdraw from the Trust without direction from the Employer the amount of its fees in accordance with the fee schedule agreed to by the Employer and the Trustee. The Employer shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust.

Section 11. Resignation And Removal Of The Trustee

(a)	Resignation of Trustee. The Trustee may resign at any time by written notice to the Employer, which shall be effective sixty (60) calendar days after receipt of such notice unless the Employer and the Trustee agree otherwise.

(b)	Removal of Trustee. The Trustee may be removed by the Employer on sixty (60) calendar days’ written notice or upon shorter written notice accepted by the Trustee.

(c)	Transfer of Assets to Successor.

(i)	Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit, provided that the Trustee is provided assurance by the Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

(ii)	Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

20

Section 12. Appointment Of Successor

(a)	Employer Appointment of Successor. If the Trustee resigns or is removed in accordance with Section 11(a) or Section 11(b), the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

(b)	Court Appointment of Successor. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12(a) hereof, by the effective date of resignation or removal under Section 11(a) or Section 11(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(c)	Duty of Successor Trustee. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9. The successor Trustee shall not be responsible for and the Employer shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 13. Amendment Or Termination

(a)	Amendment. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section l(b) hereof.

(b)	Termination by Employer. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Employer. Notwithstanding the preceding sentence, if Parent Assets remain in the Trust at termination, such Parent Assets shall be returned to Parent.

(c)	Termination with Participant Approval. Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Employer. Notwithstanding the preceding sentence, if Parent Assets remain in the Trust at termination, such Parent Assets shall be returned to Parent.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

21

Section 14. Miscellaneous

(a)	Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	No Assignment of Benefits. Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)	Governing Law. This Trust Agreement and its enforcement shall be governed by and construed in accordance with the laws of the State of New Jersey.

(d)	Survival. The provisions of Sections 2(d), 3(b)(iii), 9(b) and 15 of this Agreement shall survive termination of this Agreement.

(e)	Conflict with Plan Document. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

(f)	Shareholder Communications Act. The Employer agrees that the Trustee will not supply the Employer’s name to issuers of any securities held in the Trust and, therefore, the Employer will not receive information regarding those securities directly from the issuer. Instead, the Employer will receive information from the Trustee, unless the Employer notifies the Trustee in writing otherwise.

Section 15. Arbitration

(a)	Binding Effect. Arbitration is final and binding on the parties.

(b)	Waiver of Other Remedies. The parties waive their right to seek remedies in court, including the right to jury trial.

(c)	Discovery. Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d)	Award. The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited.

(e)	Arbitrators. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

RECEIVED
NOV 10 2006

By

22

(f)	Determination by Arbitration. The Employer agrees that all controversies which may arise between the Employer and either or both the Trustee and its affiliate Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other agreement between the Employer and either or both the Trustee and MLPF&S, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. The Employer may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, but if the Employer fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Company, FSB, Employee Benefit Trust Operations, 1600 Merrill Lynch Drive, Pennington, NJ 08534, before the expiration of five days after receipt of a written request from MLPF&S and/or the Trustee to make such election then MLPF&S and/or the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement, against any person: who has initiated in court a putative class action, or who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(i)	the class certification is denied;

(ii)	the class is decertified; or

(iii)	the person is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

23

Employer Copy

Section 16. Effective Date

The effective date of this Trust Agreement shall be 1/1, 2007.

IN WITNESS WHEREOF, the Employer and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

By signing this Agreement, the undersigned Employer acknowledges (1) that, in accordance with Section 15 of this Agreement, the Employer is agreeing in advance to arbitrate any controversies which may arise with either or both the Trustee or MLPF&S and (2) receipt of a copy of this Agreement.

Merrill Lynch Trust Company, FSB
«Employer»

By:	/s/ Maria Herrel	By:	/s/ Alfred Merriweather
Name/Title:	Maria Herrel New Accounts Trust Officer	Name/Title:	Alfred Merriweather CFO
Date:	01/01/2007	Date:	11/15/2006

Add second signature if required:

		By:	Patty Wray
		Name/Title:	Patty Wray VPHR
		Date:	11/15/2006

RECEIVED
NOV 10 2006

By

©January2005 Merrill Lynch, Pierce, Fenner & Smith Incorporated. Printed in the U.S.A.

Member, Securities Investor Protection Corporation (SIPC).

24